Exhibit 10.1

Execution Version

LIMITED CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

This LIMITED CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of June 8, 2016 (this “Amendment”), is entered into by and among FLUENT, LLC, a Delaware limited liability company (“Borrower”), WHITEHORSE FINANCE, INC., as Administrative Agent (in such capacity, together with its successors and assigns, “Administrative Agent”), and the other financial institutions party hereto as Lenders. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, the other Borrower Parties, Administrative Agent and the Lenders are party to that certain Credit Agreement, dated as of December 8, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, as of the date hereof, Borrower has made certain payments to Parent and its subsidiaries (other than Fluent Group Members) as more particularly described on Schedule I (the “Specified Permitted Payments”); and

WHEREAS, the Borrower has requested that Administrative Agent and the Majority Lenders consent to the Specified Permitted Payments and amend certain provisions of the Credit Agreement, and Administrative Agent and the Majority Lenders have agreed to consent to the Specified Permitted Payments and provide such amendments, in each case on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and other agreements of the Borrower Parties contained herein, the Administrative Agent and the Lenders party hereto (collectively, the “Lender Parties”) hereby consent to each of the Specified Permitted Payments as and when made, and the same shall be deemed permitted under the Credit Agreement as and when made. The foregoing consent shall be limited precisely as written and shall not, except as otherwise expressly provided herein, be deemed or otherwise construed to constitute a waiver of any other Default or Event of Default or any future breach of the Credit Agreement or any other Loan Document or to prejudice any right, power or remedy which the Lender Parties may have under or in connection with the Credit Agreement or any other Loan Document. The Lender Parties, on behalf of themselves and the other Lenders, hereby reserve their rights under the Loan Documents and applicable law in respect of the Credit Agreement and the other Loan Documents. This consent relates only to the specific matters covered herein, and shall not be considered to create a course of dealing or to otherwise obligate any Lender to execute similar amendments under the same or similar circumstances in the future.

SECTION 2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and other agreements of the Borrower Parties contained herein:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting, in its appropriate alphabetical order, the following new defined terms:

“First Amendment” shall mean that certain Limited Consent and Amendment No. 1 to Credit Agreement, dated as of June 8, 2016, by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” shall have the meaning specified in the First Amendment.

“May 17 Equity Issuance” shall mean the issuance of common equity by Parent on May 17, 2016 and the receipt by Parent of at least $3,500,000 in Net Cash Proceeds of such issuance.

“Specified Permitted Payments” shall mean those payments designated as “Specified Permitted Payments” on Schedule I to the First Amendment.

“Wells Fargo Cash Management Collateral Account” shall mean Account #4117952325 of Parent held at Wells Fargo Bank, National Association, or any replacement account therefor.

“Wells Fargo Cash Management Documents” shall mean those agreements between or among any Borrower Party and Wells Fargo Bank, National Association described on Exhibit A to the First Amendment and in form and substance reasonably acceptable to Administrative Agent, provided that a credit limit of $1,250,000 under the Wells Fargo Wellsone Commercial Card Agreement shall be acceptable to the Administrative Agent.

(b) Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following defined terms (with added text underlined and deleted text ~~stricken~~):

“Excluded Accounts” means (a) any deposit account the funds in which shall be used solely to fund payroll and tax obligations of the Borrower Parties, so long as all such funds shall be deposited in such accounts (i) no more than three Business Days prior to the date on which such funds shall be used to pay such payroll and tax obligations and (ii) in amounts not to exceed such tax and payroll obligations, (b) any deposit account the funds in which shall be used solely to segregate 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plan, in each case in accordance with any Applicable Laws (collectively, “Segregated Benefit Plan Funds”), so long as all funds shall be deposited in such accounts in amounts not to exceed all payment obligations in respect of such Segregated Benefit Plan Funds, (c) any deposit account the funds in which consist solely of funds held by Parent or any Subsidiary on behalf of or in trust for the benefit of any third party that is not an Affiliate of Parent or any Subsidiary, ~~and~~ (d) the Wells Fargo Cash Management Collateral Account, and (e) all other deposit accounts to the extent the aggregate amount of funds located in such accounts at any time does not exceed $50,000.

(c) Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Permitted Liens” as follows:

(i)	Deleting the word “and” following clause (n) thereof,

(ii)	Deleting the period from the end of clause (o) thereof and replacing it with “; and”, and

(iii)	Inserting the following new clause (p) immediately subsequent to the end of clause (o), as follows:

“, (p) the Liens on cash and Cash Equivalents in the Wells Fargo Cash Management Collateral Account in an aggregate amount not to exceed $800,000, plus any interest accruing thereon securing obligations, as provided under the Wells Fargo Cash Management Documents.”

(d) Section 2.6 of the Credit Agreement is hereby amended by amending and restating the first sentence of Section 2.6(c)(i) as follows (with added text underlined):

“In the event that, after the Agreement Date, any Borrower Party or any Subsidiary of any Borrower Party shall issue any Equity Interests (other than as a result of or pursuant to the issuance of stock options, stock appreciation rights, restricted stock units and any other equity-linked compensation), fifty percent (50%) of the Net Cash Proceeds in an aggregate amount per fiscal year in excess of $25,000,000 received by such Borrower Party or such Subsidiary from all such issuances shall be paid within two (2) Business Days of receipt of the proceeds thereof by such Borrower Party or such Subsidiary to the Lenders as a mandatory prepayment of the Obligations; provided, that no prepayment shall be required with the Net Cash Proceeds of (i) any issuance of Equity Interests to the extent such Net Cash Proceeds are applied to prepay the Subordinated Notes as permitted under Section 8.17, and (ii) the May 17, 2016 Equity Issuance, and, in each case, such Net Cash Proceeds shall be, to the same extent, excluded from the calculation of the aggregate Net Cash Proceeds received per fiscal year.”

(e) Article 6 of the Credit Agreement is hereby amended by inserting a new Section 6.25 therein, which shall read in its entirety as follows:

“Section 6.25 Bank of America Cash Management Arrangements. Not later than thirty (30) days from the First Amendment Effective Date (or such later date as the Administrative Agent may approve in its sole discretion), Borrower shall cause the $2,000,000 of cash previously restricted in favor of Bank of America, N.A. in connection with its role as a Cash Management Provider to be released and become unrestricted cash of the Borrower.”

(f) Section 7.5 of the Credit Agreement is hereby amended by adding a new clause (i) and a new clause (j) thereto, which shall read in their entirety as follows:

“(i) At the time each Monthly Report is furnished pursuant to Section 7.1(a), a report disclosing any and all transactions between Fluent Group Members, on the one hand, and any Borrower Parties and their Affiliates (other than Fluent Group Members), on the other hand, consummated during the month reported on (including any payments made by any Fluent Group Members, on the one hand, to any Borrower Parties or any of their Affiliates (other than Fluent Group Members), on the other hand, identifying the parties to such transaction, and describing the transaction and consideration therefor, in such detail as may be reasonably acceptable to the Administrative Agent, including, in the case of transactions consisting of reimbursements permitted under clause (i) or clause (ii) of Section 8.22, setting forth the aggregate amount of costs reimbursed during the relevant fiscal year in reliance on the applicable clause as of the date of such report.

(j) Within three (3) Business Days after any payment is made by a Fluent Group Member to any other Borrower Party or Affiliate of a Borrower Party (other than a Fluent Group Member) of $750,000 or more, a report disclosing such payment and describing the transaction pursuant to which such payment was made and the parties thereto, in such detail as may be reasonably acceptable to the Administrative Agent, including identifying the provision of this Agreement under which such transaction is permitted and the accounting treatment applicable to such payment.”

(g) Section 8.1 of the Credit Agreement is hereby amended by amending and restating clause (g) thereof to read in its entirety as follows (with added text underlined and deleted text ~~stricken~~):

“(g) unsecured Funded Debt of (i) any Fluent Group Member owed to Parent or any of its Subsidiaries, ~~and~~ (ii) any Borrower Party other than a Fluent Group Member owed to another Borrower Party that is not a Fluent Group Member and (iii) Parent owed to any Subsidiary of Parent that is a Fluent Group Member resulting from an Investment in the form of a loan made pursuant to either Section 8.5(l) or Section 8.5(m), in each case so long as (x) any such Funded Debt owing to a Borrower Party is subordinated in all respects to the Obligations in a manner reasonably satisfactory to the Administrative Agent, evidenced by the Master

Intercompany Subordinated Note and pledged to the Administrative Agent for the benefit of the Lender Group and (y) the Borrower Party which owes such Funded Debt is a Person organized and existing under the laws of the U.S. or any state or commonwealth thereof or under the laws of the District of Columbia;”

(h) Section 8.1 of the Credit Agreement is hereby further amended by:

(i)	Deleting the word “and” following clause (l) thereof, and re-lettering clause (m) thereof as clause “(n)”, and

(ii)	Inserting the following new clause (m) immediately subsequent to the end of clause (l), as follows:

“, (m) any Funded Debt created under the Wells Fargo Cash Management Documents; and”

(i) Section 8.2 of the Credit Agreement is hereby amended by:

(i) Deleting the word “and” following clause (b) thereof and replacing it with a comma, and

(ii) Inserting immediately subsequent to the end of clause (c) a new clause (d), which shall read in its entirety as follows:

“and (d) Guaranties of obligations of Parent under the Wells Fargo Cash Management Documents pursuant to the terms thereof”.

(j) Section 8.4 of the Credit Agreement is hereby amended by amending and restating clause (d)(y) thereof to read in its entirety as follows:

“(y) [reserved],”.

(k) Section 8.4 of the Credit Agreement is hereby further amended by amending and restating clause (f) thereof to read in its entirety as follows (with added text underlined):

“(f) so long as no Event of Default exists or would result therefrom, Borrower Parties may make distributions to redeem securities of the Borrower or any Guarantor held by employees of the Borrower Parties or any of their Subsidiaries either (x) upon the death or separation from employment thereof, or (y) to fund payroll and withholding taxes incurred in respect of the grant of the securities as to which such redeemed securities were a part in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Parent, and $4,000,000 in the aggregate during the term of the Loan, in each case, after the date hereof.”

(l) Section 8.5 of the Credit Agreement is hereby amended by:

(i)	Deleting the word “and” following clause (j) thereof and replacing it with a comma,

(ii)	Inserting the following new clause (l) and clause (m) immediately subsequent to the end of clause (k) thereof:

“, (l) from and after the First Amendment Effective Date until and including December 31, 2016, so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) both before and after giving effect to any such Investment, the Borrower Parties shall be in compliance, on a Pro Forma Basis, with the Financial Covenants, any Subsidiary of Parent that is a Fluent Group Member may make Investments in Parent in an aggregate amount that shall not exceed, together with all payments made in reliance on clause (i) of Section 8.22, $3,000,000; and

(m) the Specified Permitted Payments to the extent accounted for as loans, as set forth on Schedule I to the First Amendment.”

(m) Section 8.6 of the Credit Agreement is hereby amended by inserting the following proviso at the end of clause (c) thereof:

“; provided that any transactions consummated between a Fluent Group Member and Parent or any of its Subsidiaries (other than a Fluent Group Member) in reliance on this Section 8.6(c) shall be commercial in nature and entered into between Affiliates in lieu of third parties for a legitimate commercial purpose to promote efficiency, cost savings and/or to gain a competitive advantage for the relevant Fluent Group Member, and, for the avoidance of doubt, transactions consummated in reliance on this Section 8.6(c) shall not be administrative in nature or otherwise of the type permitted under clause (i) or (ii) of Section 8.22.”

(n) Section 8.21(d) of the Credit Agreement is hereby amended and restated as follows (with added text underlined):

“(d) the provision of administrative services to its Subsidiaries of the type customarily provided by a non-operating holding company to its Subsidiaries, including, but not limited to executive services, payroll accounting and other human resources services and programs, information technology services and support, and payment or advancement to third party vendors of direct costs and expenses attributable to such Subsidiaries’ operations”

(o) Article 8 of the Credit Agreement is hereby further amended by inserting a new Section 8.22 therein, which shall read in its entirety as follows:

“Section 8.22 Prohibited Payments. From and after the First Amendment Effective Date, no Fluent Group Member will make any Restricted Payment to,

Investment in, or any other manner of payment to Parent or its Subsidiaries that are not Fluent Group Members, except as permitted by Sections 8.4(c), 8.4(d), 8.4(f), or 8.5(l), or pursuant to Guaranties otherwise permitted by Section 8.2(d), and except for payments (i) reimbursing Parent or any of Parent’s Subsidiaries that are not Fluent Group Members for allocated costs related to Fluent Group Members of the type described on Exhibit B attached to the First Amendment, in an aggregate amount not to exceed $1,750,000 per fiscal year; (ii) reimbursing Parent or any of Parent’s Subsidiaries that are not Fluent Group Members for costs and expenses attributable to any Fluent Group Member’s operations paid or advanced to third party vendors by Parent or any of Parent’s Subsidiaries of the type described on Exhibit C attached to the First Amendment; (iii) payments pursuant to transactions permitted under Section 8.6(b) or Section 8.6(c), and (iv) following the release of the cash previously restricted in favor of Bank of America, N.A. in accordance with Section 6.25, reimbursing Parent for an amount not to exceed $800,000 in respect of the Wells Fargo Cash Management Documents.”.

(o) Section 9.1 of the Credit Agreement is hereby amended by inserting in clause (c) thereof, in its appropriate numerical order, “6.25,”.

SECTION 3. Representations and Warranties of Borrower Parties. The Borrower represents and warrants that:

(a) The Borrower has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby. This Amendment has been duly executed and delivered by the Borrower, and is a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b) All of the representations and warranties of the Borrower under this Agreement and the Borrower Parties under the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there shall exist no Default or Event of Default, in each case after giving effect to this Amendment; and

(c) The execution, delivery, and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (i) violate any Applicable Law in any material respect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Borrower Party or under any Material Contract, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Borrower Party except Permitted Liens. Additionally, each Borrower Party and each Subsidiary of a Borrower Party is otherwise in compliance, in all material respects, with all Applicable Laws and with all of the provisions of its certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents.

SECTION 4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall be effective at the time that each of the conditions precedent set forth in this Section 4 has been met (the “First Amendment Effective Date”):

(a) Amendment. The Administrative Agent shall have received duly executed signature pages for this Amendment signed by the Borrower, the Administrative Agent and Lenders constituting Majority Lenders.

(b) Fees. The Administrative Agent shall have received, on behalf of each Lender Party that shall have delivered an executed signature page to this Amendment on or before June 8, 2016, payment of a non-refundable amendment fee in an amount equal to 0.25% of the unpaid principal balance of the Term Loans held by such Lender, which amendment fee shall be earned in full on the date hereof.

(c) Representations and Warranties. The representations and warranties contained herein shall be true, correct and complete.

(d) No Default or Event of Default. No Default or Event of Default would result after giving effect to this Amendment.

(e) Equity Issuance. The Borrower shall provide to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that Parent has received Net Cash Proceeds from the May 17, 2016 Equity Issuance of at least $3,500,000.

(f) Certificate. The Administrative Agent shall have received a certificate of the Borrower, in form and substance acceptable to the Administrative Agent and which shall constitute a Loan Document, summarizing each payment (including any Investment, Restricted Payment or Restricted Purchase) made by any Fluent Group Member to Parent or any of its Subsidiaries that are not Fluent Group Members from and after the Closing Date through the First Amendment Effective Date.

SECTION 5. Reference to and Effect upon the Loan Documents.

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, and all rights of the members of the Lender Group and all of the Obligations, shall remain in full force and effect. The Borrower hereby confirms that the Credit Agreement and the other Loan Documents are in full force and effect and that neither the Borrower nor any other Borrower Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment and any waivers set forth herein shall not directly or indirectly

(i) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement, this Amendment or any other Loan Document or (ii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of any member of the Lender Group.

(c) From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Credit Agreement, as amended hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) Neither Administrative Agent nor any other Lender has waived, is by this Amendment waiving or has any intention of waiving (regardless of any delay in exercising such rights and remedies) any Default or Event of Default which may be continuing on the date hereof or any Default or Event of Default which may occur after the date hereof, and no Lender Party has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, which may have occurred or are continuing as of the date hereof, or which may occur after the date hereof.

(e) This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

SECTION 6. General Release; Indemnity; Covenant Not To Sue.

(a) In consideration of, among other things, the Lender Parties’ execution and delivery of this Amendment, the Borrower, on behalf of itself and the other Borrower Parties and their respective agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”) that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all members of the Lender Group, any of the foregoing parties in any other capacity and each of their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), in each case based in whole or in part on facts, whether or not now known, existing on or before the date hereof, in each case that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Borrower and the other Borrower Parties, on the one hand, and any or all members of the Lender Group, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the equity holders of the Borrower Parties, on the one hand, and the members of the Lender Group, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by the Borrower or any other Borrower Party of any Loans or other advances made by any member of the Lender Group after the date hereof shall constitute a ratification, adoption and confirmation by such party of the foregoing general release of all Claims against the Releasees which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt by the Borrower or any other Borrower Party of any such Loans or other advances.

(b) The Borrower hereby agrees that it shall be obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Amendment or any other document executed and/or delivered in connection herewith or therewith; provided, that the Borrower shall have no obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as determined by a court of competent jurisdiction by a final and nonappealable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(c) In entering into this Amendment, the Borrower has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees made on or before the date hereof and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

(d) The Borrower hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 6(a) hereof. If any Releasor violates the foregoing covenant, the Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and out-of-pocket expenses incurred by any Releasee as a result of such violation.

(e) The provisions of this Section 6 shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

SECTION 7. Construction. This Amendment and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Amendment or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Amendment and all other agreements and documents executed in connection herewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Amendment and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of any member of the Lender Group or its employees, counsel or agents in the Credit Agreement or any other Loan Documents, unless otherwise expressly set forth in the Credit Agreement or such Loan Document, such action shall be deemed to be exercisable by such member of the Lender Group or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 8. Costs and Expenses. As provided in the Credit Agreement, the Borrower Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Administrative Agent in connection with this Amendment.

SECTION 9. GOVERNING LAW. All matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof or thereof and any determinations with respect to post-judgment interest), shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 10. Consent to Jurisdiction. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AMENDMENT, EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK, THE BORROWER, OR SUCH OTHER PERSON AS SUCH BORROWER PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL BE EXCLUSIVE; PROVIDED THAT THE LENDER GROUP, OR ANY OF THEM, RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. THE LENDER GROUP SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH BORROWER PARTY AS

THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH BORROWER PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF NEW YORK, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH BORROWER PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH BORROWER PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. EACH BORROWER PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH BORROWER PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH BORROWER PARTY TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK, EACH BORROWER PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH BORROWER PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK ON BEHALF OF SUCH BORROWER PARTY WITH RESPECT TO THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

SECTION 11. Consent to Venue. EACH BORROWER PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 12. Waiver of Jury Trial. EACH BORROWER PARTY AND EACH LENDER PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY BORROWER PARTY, ANY MEMBER OF THE LENDER GROUP OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AMENDMENT AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS AMENDMENT.

SECTION 13. Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14. Headings. Headings used in this Amendment are for convenience only and shall not affect the interpretation of any provision hereof.

SECTION 15. Loan Document. This Amendment shall constitute a Loan Document.

SECTION 16. Reaffirmation. Each Borrower Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Borrower Party grants liens or security interests in its properties or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, in any case under the Loan Documents, hereby (i) acknowledges, ratifies and confirms that all Obligations constitute valid and existing “Obligations” under the Credit Agreement (as amended by this Amendment), and (ii) ratifies and confirms that (x) any and all Loan Documents to which it is a party and (y) its respective guarantees, pledges, grants of security interests and other similar rights or obligations, as applicable, under each of the Loan Documents to which it is party, in each case, remain in full force and effect notwithstanding the effectiveness of this Amendment. Without limiting the generality of the foregoing, each Credit Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Credit Agreement (as amended by this Amendment) and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations.

SECTION 17. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Amendment or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.

SECTION 18. Assignments; No Third Party Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Borrower Parties, each member of the Lender Group and their respective successors and assigns; provided, that the Borrower shall be entitled to delegate any of its duties hereunder or assign any of its rights or remedies set forth in this Amendment without the prior written consent of Administrative Agent in its sole discretion. No Person other than the Borrower, the other Borrower Parties and the Lender Group and, in the case of Section 6 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Amendment and all third-party beneficiary rights (other than the rights of the Releasees under Section 6 hereof) are hereby expressly disclaimed.

SECTION 19. Postclosing Covenant. Notwithstanding the requirements of clause (e) of the definition of “Permitted Acquisition”, the Borrower Parties shall, or shall cause the applicable Person to, deliver to Administrative Agent within one Business Day of the consummation of the acquisition by Parent of Q Interactive LLC and its subsidiaries pursuant to that certain Membership Interest Purchase Agreement between Selling Source, LLC and Parent, dated on or around the date hereof (the “Acquisition”), all documents, agreements and certificates required under Section 6.20(b) of the Credit Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent; provided that (x) certificates evidencing liability and property insurance shall be delivered within seven (7) Business Days of the consummation of the Acquisition and (y) lender’s loss payable endorsements (in the case of property insurance) and additional insured endorsements (in the case of liability insurance) shall be delivered within thirty (30) Business Days of the consummation of the Acquisition; provided, further, that the Administrative Agent may extend the date for any delivery required under this Section 19 in its sole discretion.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

FLUENT, LLC, as the Borrower

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Manager

[Signature Page to Limited Consent and Amendment No. 1 to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

WHITEHORSE FINANCE, INC., as Administrative Agent

By:	/s/ Gerhard Lombard
Name:	Gerhard Lombard
Its:	CFO

[Signature Page to Limited Consent and Amendment No. 1 to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

WHITEHORSE FINANCE WAREHOUSE, LLC, as a Lender

By:	Whitehorse Finance, Inc., its designated manager

By:	/s/ Richard Siegel
Name:	Richard Siegel
Its:	Authorized Signatory

WHITEHORSE HOLDINGS II, LLC, as a Lender

By:	H.I.G.-GPII, Inc., its designated manager

By:	/s/ Richard Siegel
Name:	Richard Siegel
Its:	Authorized Signatory

H.I.G.WHITEHORSE SMA ABF, INC., as a Lender

By:	/s/ Richard Siegel
Name:	Richard Siegel
Its:	Authorized Signatory

[Signature Page to Limited Consent and Amendment No. 1 to Credit Agreement]

Schedule I

Specified Permitted Payments

Various funds transfers from Borrower to Parent prior to the First Amendment Effective Date in the aggregate amount of $3,250,000.

Exhibit A

Wells Fargo Cash Management Documents

Security Agreement: Specific Rights to Payment [Treasury Management], dated on or around June 8, 2016, by and between IDI, Inc. and Wells Fargo Bank, National Association

Security Agreement: Specific Rights to Payment [P-Card Facility], dated on or around June 8, 2016, by and between IDI, Inc. and Wells Fargo Bank, National Association

Continuing Guaranty [Treasury Management], dated on or around June 8, 2016, by IDI Holdings, LLC in favor of Wells Fargo Bank, National Association

Continuing Guaranty [Treasury Management], dated on or around June 8, 2016, by Fluent, LLC in favor of Wells Fargo Bank, National Association

Continuing Guaranty [Treasury Management], dated on or around June 8, 2016, by IDI, Inc. in favor of Wells Fargo Bank, National Association

Continuing Guaranty [P-Card Facility], dated on or around June 8, 2016, by Interactive Data, Inc. in favor of Wells Fargo Bank, National Association

Continuing Guaranty [P-Card Facility], dated on or around June 8, 2016, by IDI Holdings, LLC in favor of Wells Fargo Bank, National Association

Continuing Guaranty [P-Card Facility], dated on or around June 8, 2016, by Fluent, LLC in favor of Wells Fargo Bank, National Association

Continuing Guaranty [L/C Facility], dated on or around June 8, 2016, by Fluent, LLC in favor of Wells Fargo Bank, National Association

Continuing Guaranty [L/C Facility], dated on or around June 8, 2016, by IDI, Inc. in favor of Wells Fargo Bank, National Association

Standby Letter of Credit Agreement dated as of February 20, 2015 between The Best One, Inc. (n/k/a IDI Holdings, LLC) and Wells Fargo Bank, National Association

WellsOne Commercial Card Agreement by and among one or more of the Borrower Parties and Wells Fargo Bank, National Association

Master Agreement for Treasury Management Services by and among one or more of the Borrower Parties and Wells Fargo Bank, National Association

Exhibit B

Allocated Cost Categories

Banks/Treasury Management Services

Computer Equipment and Software

Consultants – IT Security and Audits

Consultants – SEC Compliance, including internal controls, accounting practices

Accounting and Tax Services

Insurance

Investor Relations

Legal Services

Merchant Services

Public Relations

Travel

Executive Compensation

IT Services

Administrative Services

Exhibit C

Types of Direct Cost Vendors

Payroll Providers

Benefits Providers

Professional Services Providers

Legal Services Providers

Travel Services Providers (including Brauser Aviation)

Computer Equipment Vendors

Financial Services Providers

Merchant Services Providers

Business Services Vendors